Exhibit 99.1

Contact:	Michael Mitchell
The Medicines Company
973-290-6000
investor.relations@themedco.com

FOR IMMEDIATE RELEASE:

THE MEDICINES COMPANY REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS

Top line growth, development portfolio progress and strong net operating performance

PARSIPPANY, NJ, July 28, 2010 — The Medicines Company (NASDAQ: MDCO) today announced its financial results for the second quarter of 2010.

Financial highlights for the second quarter of 2010:

•                  Net revenue increased to $110.1 million for the second quarter from $104.2 million for the second quarter 2009.

•                  Angiomax U.S. sales increased to $104.4 million compared to $98.8 million for the second quarter 2009.

•                  Angiomax/Angiox international net revenue increased to $5.8 million compared to $4.5 million for the second quarter 2009.

•                  Net income was $15.4 million, or $0.29 per share, compared to net income of $3.8 million, or $0.07 per share for the second quarter 2009.

•                  Non-GAAP net income was $18.3 million, or $0.35 per share, compared to non-GAAP net income of $12.3 million, or $0.24 per share for the same period 2009.  Non-GAAP net income excludes the transaction charges related to the 2009 Targanta acquisition, stock-based compensation expense and non-cash income taxes.

Clive Meanwell, Chairman and Chief Executive Officer, stated, “In the second quarter revenues reached record levels globally with market share gains of the Angiomax/ Angiox franchise in the U.S. and major European markets. We also made progress with our development portfolio of three Phase 3 and two earlier stage compounds. In addition, we continue to tighten expenditures with the result that our net income was robust and we improved our cash position substantially.”

Financial highlights for the first six months of 2010:

•                  Net revenue increased to $212.2 million for the first six months of 2010 from $203.4 million for same period 2009.

•                  Angiomax U.S. sales increased to $200.8 million compared to $195.7 million for same period 2009.

The Medicines Company 8 Sylvan Way Parsippany, New Jersey 07054 Tel: (973)290-6000 Fax: (973)656-9898

•                  Angiomax/Angiox international net revenue increased to $11.4 million compared to $7.7 million for same period 2009.

•                  Net income was $24.9 million, or $0.47 per share, compared to net income of $0.5 million, or $0.01 per share for same period 2009.

•                  Non-GAAP net income was $30.8 million, or $0.58 per share, compared to non-GAAP net income of $15.5 million, or $0.29 per share for the same period 2009.  Non-GAAP net income excludes the transaction charges related to the 2009 Targanta acquisition, stock-based compensation expense and non-cash income taxes.

The following table provides reconciliations between GAAP and non-GAAP net income (loss) for second quarter (Q2) and first six months (6M) of 2010 and 2009.  Non-GAAP net income excludes the transaction charges related to the first quarter 2009 Targanta acquisition, stock-based compensation expense and non-cash income taxes:

(in millions)	Reported GAAP Net Income	Targanta Acquisition Costs	FAS 123R Stock-Based Compensation Expense	Non-cash Provision (Benefit) for Income Taxes	Non-GAAP Net Income(1)

Q2 2010	$15.4	$—	$2.3	$0.5	$18.3

Q2 2009	$3.8	$0.3	$5.4	$2.8	$12.3

6M 2010	$24.9	$—	$5.1	$0.9	$30.8

6M 2009	$0.5	$4.3	$10.9	$(0.2)	$15.5

Note: Amounts may not sum due to rounding.

(1) Excluding the Targanta acquisition costs, stock-based compensation expense and the non-cash provision (benefit) for income taxes.

Reconciliations between GAAP and non-GAAP fully diluted earnings per share (EPS) for the second quarter (Q2) and first six months (6M) of 2010 and 2009 are provided in the following table:

(per share)	Reported GAAP EPS	Targanta Acquisition Costs	FAS 123R Stock-Based Compensation Expense	Non-cash Provision (Benefit) for Income Taxes	Non-GAAP EPS(1)
Q2 2010	$0.29	$—	$0.04	$0.01	$0.35

Q2 2009	$0.07	$0.01	$0.10	$0.05	$0.24

6M 2010	$0.47	$—	$0.10	$0.02	$0.58

6M 2009	$0.01	$0.08	$0.21	$—	$0.29

Note: Amounts may not sum due to rounding.

(1) Excluding the Targanta acquisition costs, stock-based compensation expense and the non-cash provision for income taxes.

The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company’s core operating results and future prospects, expected growth rates or forecasted guidance, particularly as related to transaction charges associated with the Targanta acquisition, stock-based compensation expense and non-cash income taxes.  Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. A reconciliation of GAAP results with non-GAAP results may also be found in the attached financial tables.

There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss financial results and operational developments.  The conference call will be available via phone and webcast.  The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com.

The dial in information is listed below:

Domestic Dial In:	866-362-5158
International Dial In:	617-597-5397
Passcode for both dial in numbers:	83135911

Replay is available from 11:30 a.m. Eastern Time following the conference call through August 11, 2010.  To hear a replay of the call dial 888-286-8010 (domestic) and 617-801-6888 (international).  Passcode for both dial in numbers is 37130585.

About The Medicines Company

The Medicines Company (NASDAQ: MDCO) is focused on advancing the treatment of critical care patients through the delivery of innovative, cost-effective medicines to the worldwide hospital marketplace. The Company markets Angiomax® (bivalirudin) in the United States and other countries for use in patients undergoing coronary angioplasty, and Cleviprex® (clevidipine butyrate) injectable emulsion in the United

States for the reduction of blood pressure when oral therapy is not feasible or not desirable. The Company’s website is www.themedicinescompany.com.

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions, including the Company’s preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company’s ability to develop its global operations and penetrate foreign markets, whether the Company’s products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on May 10, 2010, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

The Medicines Company

Condensed Consolidated Statements of Operations

(unaudited)

	Three months ended June 30,
(in thousands, except per share data)	2010	2009
Net revenue	$110,135	$104,175
Operating expenses:
Cost of revenue	33,568	30,353
Research and development	20,575	21,784
Selling, general and administrative	39,409	45,910
Total operating expenses	93,552	98,047
Income from operations	16,583	6,128
Other (expense) income	(117)	734
Income before income taxes	16,466	6,862
Provision for income taxes	(1,040)	(3,051)

Net income	$15,426	$3,811

Basic earnings per common share	$0.29	$0.07
Shares used in computing basic earnings per common share	52,819	52,232

Diluted earnings per common share	$0.29	$0.07
Shares used in computing diluted earnings per common share	52,924	52,532

The Medicines Company

Condensed Consolidated Statements of Operations

(unaudited)

	Six months ended June 30,
(in thousands, except per share data)	2010	2009
Net revenue	$212,223	$203,392
Operating expenses:
Cost of revenue	62,337	58,650
Research and development	37,452	46,221
Selling, general and administrative	85,530	99,504
Total operating expenses	185,319	204,375
Income (loss) from operations	26,904	(983)
Other (expense) income	(428)	1,903
Income before income taxes	26,476	920
Provision for income taxes	(1,618)	(458)

Net income	$24,858	$462

Basic earnings per common share	$0.47	$0.01
Shares used in computing basic earnings per common share	52,658	52,187

Diluted earnings per common share	$0.47	$0.01
Shares used in computing diluted earnings per common share	52,823	52,534

The Medicines Company

Condensed Consolidated Balance Sheets

	June 30,	December 31,
(in thousands)	2010	2009

ASSETS
Cash, cash equivalents and available for sales securities	$218,803	$176,191
Accrued interest receivable	1,256	922
Accounts receivable, net	20,719	29,789
Inventory	28,423	25,836
Prepaid expenses and other current assets	6,029	9,984
Total current assets	275,230	242,722

Fixed assets, net	22,166	25,072
Intangible assets, net	83,802	84,678
Restricted cash	7,049	7,049
Goodwill	14,671	14,934
Other assets	257	321
Total assets	$403,175	$374,776

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$80,130	$86,619
Contingent purchase price	25,145	23,667
Deferred Tax Liability	19,252	18,395
Other Long Term Liabilities	5,784	5,706
Stockholders’ equity	272,864	240,389
Total liabilities and stockholders’ equity	$403,175	$374,776

The Medicines Company

Reconciliation of GAAP to non-GAAP Measures

(All amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2010
	GAAP(1)	Targanta Acquisition(2)	SFAS 123R		Non-cash Tax Provision		Non-GAAP(5) As Adjusted
Net revenue	$110,135	$—	$—		$—		$110,135

Operating expenses:
Cost of revenue	33,568	—	(72	)(3)	—		33,496
Research and development	20,575	—	(442	)(3)	—		20,133
Selling, general and administrative	39,409	—	(1,823	)(3)	—		37,586
Total operating expenses	93,552	—	(2,337)		—		91,215

Income from operations	16,583	—	2,337		—		18,920

Other (loss) income	(117)	—	—		—		(117)
Income before income taxes	16,466	—	2,337		—		18,803
(Provision) benefit for income taxes	(1,040)	—	—		531	(4)	(509)
Net income	15,426	—	2,337		531		18,294

Basic earnings per common share	$0.29	$—	$0.04		$0.01		$0.35

Shares used in computing basic earnings per common share	52,819	52,819	52,819		52,819		52,819

Diluted earnings per common share	$0.29	$—	$0.04		$0.01		$0.35

Shares used in computing diluted earnings per common share	52,924	52,924	52,924		52,924		52,924

(1) GAAP Results

(2) Targanta Acquisition

(3) Non-cash stock compensation expense

(4) Non-cash income taxes

(5) Non-GAAP Results

The Medicines Company

Reconciliation of GAAP to non-GAAP Measures

(All amounts in thousands, except per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2010
	GAAP(1)	Targanta Acquisition(2)	SFAS 123R		Non-cash Tax Provision		Non-GAAP(5) As Adjusted
Net revenue	$212,223	$—	$—		$—		$212,223

Costs and expenses:
Cost of revenue	62,337	—	(161	)(3)	—		62,176
Research and development	37,452	—	(1,238	)(3)	—		36,214
Selling, general and administrative	85,530	—	(3,681	)(3)	—		81,849
Total operating expenses	185,319	—	(5,080)		—		180,239

Income from operations	26,904	—	5,080		—		31,984

Other (loss) income	(428)	—	—		—		(428)
Income before income taxes	26,476	—	5,080		—		31,556
(Provision) benefit for income taxes	(1,618)	—	—		857	(4)	(761)
Net income	24,858	—	5,080		857		30,795

Basic earnings per common share	$0.47	$—	$0.10		$0.02		$0.58

Shares used in computing basic earnings per common share	52,658	52,658	52,658		52,658		52,658

Diluted earnings per common share	$0.47	$—	$0.10		$0.02		$0.58

Shares used in computing diluted earnings per common share	52,823	52,823	52,823		52,823		52,823

(1) GAAP Results

(2) Targanta Acquisition

(3) Non-cash stock compensation expense

(4) Non-cash income taxes

(5) Non-GAAP Results